

<ARTICLE>                     5
<LEGEND>
         This schedule contains summary financial information extracted from the consolidated  financial  statements of Ethan Allen Interiors,  Inc. for the quarter  ended March 31, 2000 and is  qualified  in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000896156
<NAME>                        Ethan Allen Interiors Inc.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              JUN-30-2000
<PERIOD-START>                                 JUL-01-1999
<PERIOD-END>                                   MAR-31-1999
<EXCHANGE-RATE>                                1          <F1>
<CASH>                                         16,090
<SECURITIES>                                   0
<RECEIVABLES>                                  33,292     <F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    157,276
<CURRENT-ASSETS>                               235,743    <F3>
<PP&E>                                         362,238
<DEPRECIATION>                                 120,838
<TOTAL-ASSETS>                                 535,054    <F4>
<CURRENT-LIABILITIES>                          119,571    <F5>
<BONDS>                                        9,668      <F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0          <F7>
<COMMON>                                       451        <F8>
<OTHER-SE>                                     371,157    <F9>
<TOTAL-LIABILITY-AND-EQUITY>                   535,054
<SALES>                                        627,378
<TOTAL-REVENUES>                               627,378    <F10>
<CGS>                                          331,810
<TOTAL-COSTS>                                  331,810
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             978        <F11>
<INCOME-PRETAX>                                108,940
<INCOME-TAX>                                   42,203
<INCOME-CONTINUING>                            66,737
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   66,737
<EPS-BASIC>                                    1.65       <F12>
<EPS-DILUTED>                                  1.61       <F13>


<F1>
      Not applicable. All figures for Ethan Allen Interiors, Inc. are in U.S. dollars.
<F2>
      Figure for receivables is net of allowances for doubtful accounts of $2,836.

<F3>
      Includes prepaid expenses of $17,360.

<F4>
      Includes goodwill of $13,664 (net of amortization).

<F5>
      Includes current portion of long-term debt of $16,308 as of March 31, 2000.
<F6>
      Includes long-term debt of $9,519 (net of the current portion of long-term debt) and capitalized leases of $149 (net of the current portion of capitalized leases). As of March 31, 2000 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) industrial revenue bonds of $8,455, and (ii) other of $1,064 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see the Company's Consolidated Financial Statements and Notes to the Annual Report on Form 10-K for fiscal year ended June 30, 1999.
<F7>
      Not applicable.
<F8>
      As of March 31, 2000, Ethan Allen had 45,056,196 shares of common stock, $.01 par value per share, issued. For a description of Ethan Allen's common stock, see the Company's Consolidated Statement of Shareholders' Equity and Consolidated Financial Statements in the
      Annual Report on Form 10-K for fiscal year 1999.
<F9>
      Consists of $272,203 of additional paid in capital, $223,577 of retained earnings and ($124,623) of treasury stock.
<F10>
      For the quarter ended March 31, 2000, Ethan Allen's revenues were derived from sales generated by its wholesale and retail operations.
<F11>
      Consists of $752 of interest expense and $226 of deferred amortization costs.
<F12>
      Basic earnings per share for the quarter ended March 31, 2000 was $0.58.
<F13>
      Diluted earnings per share for the quarter ended March 31, 2000 was $0.57.
